Exhibit 99.1

Investor Contact: Jeremy Friedman
Executive Vice President and Chief Financial Officer
(978) 570-6900
jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter 2012 Results

Wilmington, MA (March 27, 2013) - Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal fourth quarter ended December 31, 2012.

Fourth Quarter 2012 Financial Results

Net sales were $122.1 million in the fourth quarter of 2012 compared with $120.8 million in the fourth quarter of 2011. Income from continuing operations was $11.2 million in the fourth quarter of 2012, compared with $13.7 million in the fourth quarter of 2011. Net loss was $3.3 million in the fourth quarter of 2012 compared to $3.4 million in the fourth quarter of 2011.

Adjusted EBITDA in the fourth quarter of 2012 was $22.0 million, or 18.0% of net sales, compared to Adjusted EBITDA of $23.1 million, or 19.1% of net sales, in the fourth quarter of 2011.

“Although the challenging market conditions continued and we saw only slight growth in the fourth quarter of 2012, we remained focused on improving the fundamentals of the business,” stated Donald Spence, President and CEO of Accellent. “With improved working capital management and the divestiture of non-strategic sites, we ended 2012 with a record cash balance of nearly $60 million. I am optimistic that our actions will continue to generate positive results.”

Twelve Months Ended December 31, 2012 Financial Results

Net sales decreased 1.3% to $498.6 million in the twelve months of 2012 compared with $505.4 million in the twelve months of 2011. Income from continuing operations was $51.0 million in the twelve months of 2012 compared with $58.1 million in the twelve months of 2011. Net loss was $22.4 million in the twelve months of 2012 compared with a net loss of $14.9 million in the twelve months of 2011.

Adjusted EBITDA for the twelve months of 2012 was $98.7 million, or 19.8% of net sales compared to Adjusted EBITDA of $100.2 million, or 19.8% of net sales in the twelve months of 2011.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

The financial information included in this press release reflect results from continuing operations for all periods presented and assets to be held and used. Results of discontinued operations and assets held for sale are presented separately for all periods presented.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our fourth quarter financial results in a conference call scheduled for today, March 27, 2013 at 5:00 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 895-5271 pass code 34513766. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 843-7419 pass code 34513766 until April 3, 2013.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers' speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 29, 2012. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2012	December 31, 2011	December 31, 2012

Net sales	$120,832	$122,101	$505,362	$498,627
Cost of sales (exclusive of amortization)	92,070	95,605	376,126	375,975
Gross profit	28,762	26,496	129,236	122,652

Operating expenses:
Selling, general and administrative expenses	11,311	10,900	53,988	52,402
Research and development expenses	441	331	2,522	1,695
Restructuring expenses	348	314	348	2,866
Gain on disposal of assets	(739)	(7)	(686)	(261)
Amortization of intangible assets	3,734	3,734	14,939	14,939
Total operating expenses	15,095	15,272	71,111	71,641
Income from continuing operations	13,667	11,224	58,125	51,011

Other (expense) income, net:
Interest expense, net	(17,221)	(17,217)	(68,881)	(69,096)
Other income (expense), net	1,433	1,190	30	1,100
Total other (expense) income, net	(15,788)	(16,027)	(68,851)	(67,996)
Loss from continuing operations before income taxes	(2,121)	(4,803)	(10,726)	(16,985)

Provision for income taxes	1,235	(1,449)	5,133	1,784
Net loss from continuing operations	(3,356)	(3,354)	(15,859)	(18,769)
Net income (loss) from discontinued operations, net of tax	(24)	58	920	(3,601)
Net loss	$(3,380)	$(3,296)	$(14,939)	$(22,370)

ACCELLENT INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2011	December 31, 2012
Assets
Current assets:
Cash	$38,858	$59,901
Accounts receivable, net of allowances of $1,983 and $2,106 as of December 31, 2011 December 31, 2012 respectively	54,763	49,404
Inventory	62,153	57,069
Assets held for sale, current portion	3,874	—
Prepaid expenses and other current assets	4,416	10,973
Total current assets	164,064	177,347

Property, plant and equipment, net	121,153	115,869
Long-term assets held for sale	16,250	—
Goodwill	619,443	619,443
Other intangible assets, net	149,687	134,747
Deferred financing costs and other assets, net	16,825	13,766
Total assets	$1,087,422	$1,061,172

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$22	$11
Accounts payable	21,035	20,044
Accrued payroll and benefits	7,858	6,829
Accrued interest	19,519	19,323
Liabilities held for sale	1,908	—
Accrued expenses and other current liabilities	18,747	17,359
Total current liabilities	69,089	63,566
Long-term debt	712,967	713,294
Other liabilities	38,466	39,905
Total liabilities	820,522	816,765

Stockholder’s equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2011 and December 31, 2012, respectively	—	—
Additional paid-in capital	638,445	639,610
Accumulated other comprehensive loss	(1,266)	(2,554)
Accumulated deficit	(370,279)	(392,649)
Total stockholder’s equity	266,900	244,407
Total liabilities and stockholder’s equity	$1,087,422	$1,061,172

ACCELLENT INC.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2012	December 31, 2011	December 31, 2012

Net income (loss)	$(3,380)	$(3,296)	$(14,939)	$(22,370)
Interest expense, net	17,219	17,216	68,881	69,096
Provision for income taxes	1,235	(1,449)	5,133	1,784
Depreciation and amortization	8,207	8,850	37,011	39,169
EBITDA (1)	$23,281	$21,321	$96,086	$87,679

Adjustments:
Stock-based compensation – employees	260	345	1,021	709
Stock-based compensation – non-employees	22	22	90	90
Employee severance and relocation	341	828	1,647	2,698
(Income) loss on discontinued operations, net	24	(58)	(920)	3,601
Restructuring expenses	348	314	348	2,866
Executive recruiting costs	—	—	307	—
Plant closure costs	156	214	156	732
Currency translation (gain) loss	(1,377)	(435)	97	(283)
Gain on disposal of assets	(738)	(8)	(686)	(263)
Gain on sale of available for sale securities	—	(680)	—	(680)
Other taxes	473	(238)	770	157
Management fees to stockholder	335	352	1,292	1,357
Adjusted EBITDA (1)……………………………………………………………………………….	$23,125	$21,977	$100,208	$98,663

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.